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                                                                   Exhibit 15

(LETTERHEAD OF PRICE WATERHOUSE APPEARS ABOVE)



June 2, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



     We are aware that M.D.C. Holdings, Inc. has included our report dated April 26, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about June 3, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse